Exhibit 99.1

Propanc Authorizes Reverse Stock Split and Corporate Name Change to Propanc Biopharma, Inc.

Reverse Split and Name Change to be Effectuated on April 7

MELBOURNE, AUSTRALIA, March 31, 2017-- Propanc Health Group Corporation (OTCQB: PPCH) ("Propanc" or "the Company"), an emerging healthcare company focusing on development of new and proprietary treatments for cancer patients suffering from solid tumors such as pancreatic, ovarian and colorectal cancers, today announced that its Board of Directors has approved a corporate name change and ratio for the reverse stock split of the issued and outstanding shares of common stock. The Company had previously announced that the Board and a majority of its voting stockholders had approved a range for a reverse stock split and a reduction in the number of authorized shares of common and preferred stock of the Company.

The Company’s name will change to Propanc Biopharma Inc. on April 7, which symbolizes a new and exciting growth phase for the Company, as it heads towards First-In-Man studies for its lead product, PRP.

Also, it is expected that prior to the commencement of trading on April 7 a 1-for-250 reverse stock split will be effectuated. The number of authorized shares of common stock will be reduced from 2 billion to 100 million and the number of authorized shares of preferred stock of the Company reduced from 10 million to just over 1.5 million. Investors should note that for 20 trading days after the reverse stock split, the ticker symbol of the Company’s common stock will change to PPCHD.

“As a result of the Company’s recent progress and anticipated upcoming milestones, we believe the timing is right to change our Company name to better reflect our stage of growth and development, as well as execute the reverse stock split,” said James Nathanielsz, Propanc’s Chief Executive Officer. “Given that we expect to complete our GLP toxicity study very soon and expect to then move forward with First-In-Man studies of our lead product, PRP, we wanted to launch our corporate strategy to address our capital structure, reduce debt, and raise additional capital sufficient to progress PRP through clinical development. By undertaking these steps, management hopes to better position the Company for an up-listing of our common stock to a national stock exchange in order to help ensure the long-term future of the Company and create value for its shareholders.”

The Company’s lead product, PRP, is a novel, patented, formulation consisting of two pancreatic proenzymes, trypsinogen and chymotrypsinogen. Currently in preclinical development and progressing towards First-In-Man studies, PRP aims to prevent tumor recurrence and metastasis in solid tumors. Eighty percent of all cancers are solid tumors and metastasis is the main cause of patient death from cancer. The Company’s initial target patient populations include pancreatic, ovarian and colorectal cancers.

To view Propanc’s “Mechanism of Action” video on anti-cancer product candidate, PRP, please click on the following link: http://www.propanc.com/news-media/video

To be added to Propanc’s email distribution list, please email PPCH@kcsa.com with “Propanc” in the subject line.

About Propanc:

Propanc is developing new cancer treatments for patients suffering from pancreatic, ovarian and colorectal cancers. We have developed a formulation of anti-cancer compounds, which exert a number of effects designed to control or prevent tumors from recurring and spreading throughout the body. Our products involve or employ pancreatic proenzymes, which are inactive precursors of enzymes. In the near term, we intend to target patients with limited remaining therapeutic options for the treatment of solid tumors. In future, we intend to develop our lead product to treat (i) early stage cancer and (ii) pre-cancerous diseases and (iii) as a preventative measure for patients at risk of developing cancer based on genetic screening. For more information, visit: www.propanc.com.

Forward-Looking Statements:

All statements other than statements of historical fact contained herein are "forward-looking statements" for purposes of federal and state securities laws. Forward-looking statements may include the words "may," "will," “hope,” "estimate," "intend," "continue," "believe," "expect," "plan" or "anticipate" and other similar words. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties including those regarding our earnings, revenues and financial condition, our ability to implement our plans, strategies and objectives for future operations, our ability to execute on proposed new products, services or development thereof, our ability to establish and maintain the proprietary nature of our technology through the patent process, our ability to license from others patents and patent applications, if necessary, to develop certain products, our ability to implement our long range business plan for various applications of our technology, our ability to enter into agreements with any necessary manufacturing, marketing and/or distribution partners for purposes of commercialization, the results of our clinical research and development, competition in the industry in which we operate, overall market conditions, and any statements or assumptions underlying any of the foregoing. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including our reports on Forms 10-K, 10-Q and 8-K. We do not intend, and undertake no obligation, to update any forward-looking statement contained herein, except as required by law.

Investor Contacts:

KCSA Strategic Communications

Philip Carlson / Elizabeth Barker

propanc@kcsa.com

Media Contacts

Jon Goldberg / Lisa Lipson

propanc@kcsa.com